EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made, effective as of the 5th day of February 2021 by Cosmos Holdings, Inc., with an office located at 141 West Jackson Blvd, Suite 4236, Chicago, IL 60604 (the “Company” or “COSM”) and _________________________(the “Consultant”). This Agreement memorializes what the Parties agreed to as of February 5, 2021.

RECITALS

WHEREAS, the Consultant is in the business of assisting companies in financial advisory, strategic business planning, investor relations, broker liaison for capital and market events and corporate communications services;

WHEREAS, the Company desires to engage Consultant to perform consulting services relating to Company management, governance, debt structure, capital structure, business plans, and business development in connection with any capitalization transactions involving the Company and any newly created or existing entities;

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under the Securities Exchange Act of 1934 (hereinafter the “Exchange Act”), underwriting, investment banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, the Parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Company and Consultant agree as follows:

1. Advisory Services. The Company hereby engages Consultant and Consultant hereby accepts the engagement to perform services at the request of the Company, which may include the services described in “Exhibit A - Scope of Services and Goals (the “Advisory Services”). The Parties understand and agree that due to the extensive knowledge, contacts, and experience of the Consultant that it would not make itself available to the Company without this firm engagement upon the terms stated in this Agreement or otherwise than for all cash payments, and that the compensation being paid in the form of restricted common stock or its equivalent, is being accepted by the Consultant as an accommodation to the Company due to its lack of sufficient cash, capital and structure and business at this point. Consultant shall report directly to the Chief Executive Officer and the Chief Financial Officer of the Company.

2. Term. This Agreement shall have a term of nine (9) months (the “Term”) with an initial term of ninety (90) days (the “Initial Term”).

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3. Compensation.

a. Company agrees to pay Consultant during the Initial Term, in the form of restricted equity, 1,800,000 shares of COSM common stock with full voting rights (the “Shares”) vesting at the rate of 200,000 shares per month, which shall be issued and fully paid for the engagement of the Consultant’s considerable expertise and experience and its commitment to work for the Company. Notwithstanding same, in the event that the Agreement is terminated by the Company in accordance with Section 19, then the shares shall be subject to a clawback for any months after the Termination Date. For instance if the Company terminates the Consultant after the fourth month of this Agreement, then the Consultant shall return 1,000,000 shares (200,000 shares per month for 5 months) to the Company.

b. The Company agrees that any cash consideration paid to Consultant or any Shares delivered to Consultant subject to the termination provisions of Section 19: (i) shall be fully earned by Consultant, (ii) shall be issued in accordance with the covenants of this Agreement, (iii) shall not subject to any encumbrances or liens created by or through the Company or as a result of the Company’s actions, and (iv) shall not be refundable, cancellable, or apportionable. The Parties agree that any Shares or cash compensation delivered to Consultant hereunder is compensation for the Advisory Services and are not paid for Consultant’s promotion of any nature whatsoever for any stock for or on behalf of the Company.

c. The Parties acknowledge and agree that any Shares delivered hereunder shall be issued pursuant to Section 4(a)(2) of the Securities Act (as defined below). Consultant acknowledges and agrees that the value of the Shares may increase or decrease and the value it may ultimately receive from the sale of such Shares may be greater or lesser than the fees that Consultant would otherwise have received hereunder if the Company were to have paid Consultant in all cash for the Advisory Services.

d. The Parties acknowledge the Consultant is not a Broker-Dealer or a registered investment advisor.

e. The Consultant agrees that in no event shall it, its affiliates (as such term is defined under the Securities Act) or its representatives (i) assign, transfer, encumber or pledge any of its rights hereunder, including, without limitation, its right to receive any cash compensation or Shares hereunder, (ii) short-sell any shares of COSM, or (iii) use any of the Shares for purposes of a short-sale or any other similar transactions.

f. The parties acknowledge the Consultant may transfer or sell its Compensation shares to a third party without restriction.

4. Representations and Warranties

a. The Consultant represents and warrants the following:

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i. It is an accredited investor as such term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ii. At no time has the Company and any affiliate of the Company requested that the Consultant purchase shares of common stock of the Company in the public marketplace and that Consultant will not at any point in time purchase shares of common of the Company in the public marketplace, nor will it pay a third party to do so.

iii. It is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Advisory Services and other related services set forth herein.

iv. The performance of the Advisory Services and other related services set forth under this Agreement will not violate any rule or provision of any regulatory agency.

v. It is not being paid to purchase Company common stock, nor will it pay or require any third party to do so.

vi. Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment issued by the Securities and Exchange Commission, Federal Trade Commission, the Department of Justice or any of the aforementioned state counterparts involving any violation of any federal or state securities laws, any state or federal “fax blast” laws, rules or regulations or the United States Can-SPAM Act of 2003 or its state counterparts.

vii. Its execution, delivery, and performance of this Agreement will not violate, conflict with, require consent under, or result in any breach or default under any other agreement.

viii. This Agreement has been executed and delivered by Consultant and constitutes the legal, valid, and binding obligation of Consultant enforceable against Consultant in accordance with its terms.

ix. Consultant has all the requisite resources, skill, experience, and qualifications to perform all of the Advisory Services in a professional and workmanlike manner, in accordance with best industry standards.

b. The Company represents and warrants the following:

i. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

ii. The execution and delivery of this Agreement and compliance with its terms will not conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, charter or other instrument, obligation or corporate restriction (including, without limitation, Articles of Incorporation and by-laws) to which Company is a part or by which the Company is bound and does not violate any judgment, order, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

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5. Information and Proprietary Information.

a. “Information” shall mean any communications or data, in any form, including, without limitation (communicated in-person, by email, fax, text or telephone) Company and individual contact information, all ideas, strategies, know-how, network configurations, system architecture, designs, drawings, test protocols, test results, innovations, formulae, processes, ingredients, written or spoken reports, plans, forecasts, current or historical data, technical, financial or business data, proposals, software, customer and third-party information, and any other material or data relating to the current and/or future business and operations of the disclosed business or opportunity.

b. “Proprietary Information” shall mean Information which is deemed confidential or proprietary in nature by either Party, which desires to protect against unrestricted disclosure or competitive use and which is disclosed in furtherance of performance under this Agreement. Proprietary Information shall not include information which:

i. Was within the receiving Party’s rightful possession prior to the other Party providing it, or

ii. Was received rightfully and without confidential limitation by the receiving Party from a third party, or

iii. Is disclosed by the receiving Party as required by applicable law or regulation, or valid order of a court, regulatory commission, or similar body.

iv. The above exceptions (i and ii) are subject to proof that the receiving Party was doing business with the disclosed company or individual prior to the disclosure being made pursuant to this Agreement. Proprietary Information shall not be deemed to be within one of the foregoing exclusions merely because individual portions are disclosed or separately known in the public domain.

6. Confidential Information. As used in this Agreement, “Confidential Information” shall mean Information and Proprietary Information provided by a disclosing Party to a Receiving Party, whether communicated orally, electronically or in writing or obtained by a receiving Party through observation or examination of the Disclosing Party’s facilities, samples or procedures.

7. Confidentiality Obligations. The receiving Party shall hold any Confidential Information in the strictest confidence and will not directly or indirectly disclose any Confidential Information to any person or entity whatsoever, except as required for the execution of responsibilities described in this Agreement, absent the prior express written instruction of the Disclosing Party. The receiving Party shall take all steps necessary to ensure that any Confidential Information is held in the strictest confidence and that the terms and conditions of this Agreement are strictly adhered to by the receiving Party and its respective employees, affiliates, and advisors. The standard of care to be utilized by the receiving Party in the performance of its obligations set forth in this Agreement relative to its treatment of the Confidential Information shall be the standard of care, but in no event less than a reasonable standard of care, utilized by receiving Party in treating its own most proprietary, secret and confidential information, and such information shall not be subject to any unwritten right of waiver. Notwithstanding anything to the contrary contained herein, the confidentiality obligations contemplated in this Agreement shall terminate on the first (1st) anniversary of date hereof.

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8. Identification of Confidential Information. If the Confidential Information is disclosed in writing, it may be labeled as confidential. If the Confidential Information is disclosed orally, the disclosing Party may inform the receiving Party that the information is to be treated as confidential. In any event, if the facts and circumstances surrounding a disclosure of information would indicate to a reasonable party that it is Confidential Information, the receiving Party shall treat such information as Confidential Information.

9. Company Disclosure. The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Consultant will use and rely upon Information, Proprietary Information or other factual material furnished by the Company, a third party provider, or their respective employees and representatives, without independent verification or evaluation. Accordingly, Consultant assumes no responsibility for the accuracy and completeness of the Information or other factual material. The Company:

a. will cooperate with Consultant and will furnish Consultant with all reasonably required Information and Proprietary Information concerning the Company and any financial information or organizational or transactional information which Consultant reasonably deems appropriate;

b. will provide Consultant with access to the Company’s officers, directors, employees, independent accountants and legal counsel for the purpose of performing Consultant’s obligations pursuant to this Agreement, and;

c. represents that all Information and factual material furnished to Consultant pursuant to this Agreement shall, to the Company’s knowledge, be accurate and complete in all material respects at the time provided, and that, if the Information factual material disclosed becomes materially inaccurate, incomplete or misleading during the term of Consultant’s engagement hereunder, the Company shall promptly advise Consultant in writing.

10. No License.

a. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Proprietary Information disclosed to the receiving Party.

b. With the exceptions of this Agreement regarding confidentiality and non-circumvention, which shall be binding, the Parties hereby affirm that they do not intend their discussions, correspondence, and other activities to be construed as forming a contract regarding the subject matter of the Proprietary information or any other transaction between them without execution of such separate written agreement.

c. All Information and factual materials shall remain the property of the Company and shall be returned to the Company upon written request.

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11. Non-Solicitation. During the term of this Agreement and for a period of twelve (12) months following the termination of this Agreement, a receiving Party shall not, on his or her own behalf or on behalf of any person, firm or corporation, or in any capacity whatsoever and without the knowledge and authorization of the Disclosing Party:

a. solicit any persons or entities with which the disclosing Party had contracts, was negotiating contracts, or was affiliated with the disclosing Party for any transaction related to the business opportunity introduced by the Disclosing Party; or

b. induce, suggest, persuade, recommend or permit any person to Induce, suggest, persuade, recommend that any person or entity terminate, alter or refrain from renewing or extending their relationship with the Disclosing Party.

12. Non-Circumvention. The Parties agree that they will not attempt to bypass or circumvent the other with respect to the business dealings being introduced in connection with this Agreement. During the term of this Agreement and for a period of twelve (12) months following termination, a party hereto will not in any manner contact or initiate contact with, or otherwise enter into any transaction of any kind whatsoever with a person, business organization or opportunity introduced by a party to this Agreement unless agreed in writing by the other party (“Disclosed Party”). During the term of this Agreement and for a period of twelve (12) months following the termination of this Agreement, the Parties agree not to enter into any letters of intent, term sheets, any other binding or non-binding agreements or transactions with a Disclosed Party, or their employees, agents, advisors, affiliates and related entities or persons. The spirit of mutual trust and confidence shall be the underlying principle of this undertaking and the Parties agree to adhere thereto.

13. Developmental Trade Secrets. The Parties agree that any individual, entity, Disclosed Party or product or service introduced by a Consultant, including addresses, contact information, and any information so provided, shall be deemed to be a business opportunity and constitute a trade secret and the good will of the Consultant (“Developmental Trade Secrets”), and shall not be disclosed by the Company without the written authorization of the Consultant. Any unauthorized use or disclosure of Developmental Trade Secrets shall be deemed to be unfair competition and will cause irreparable harm to the Consultant. The Consultant shall have the right to demand that the Company cease and desist from any unauthorized usage including the right of the Consultant to seek injunctive relief without payment of a bond.

14. Developmental Agency Communications and Transactions. The Parties recognize that the acceptance by the Company of Advisory Services that include introductions to persons or entities, including Disclosed Parties, that constitute Developmental Trade Secrets provided by the Consultant (“Developmental Agency”) is conditioned upon covenants that during the term of this Agreement and for a period of twelve (12) months following the termination of this Agreement:

a. Company shall not directly or indirectly communicate in-person, by email, telephone, fax or via a third party with any Developmental Agent, except through Consultant or its authorized agents;

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b. Company shall not interfere with any contract or negotiations in contemplation of the entry of a contract between Consultant and any Developmental Agent that may engage or execute a transaction for the benefit of the Company for which Consultant may be or has been compensated, except in a manner mutually acceptable to the Parties;

c. Company shall engage in direct communication with any Developmental Agent only where permission has been granted by Consultant and that, where permission has been granted, that all such communications and their contents, including but not limited to all e-mails and faxes, shall be disclosed and provided to Consultant within twenty four (24) hours after the communication with the Developmental Agent; and

d. No transaction with any Developmental Agent shall close, nor any Party receive any compensation with respect thereto, unless such closing takes place through a mutually acceptable law firm or bona fide escrow company approved by Consultant and Consultant receives its agreed upon compensation and files a release of this Agreement in the escrow prior to disbursement of funds to any person or Party.

15. Scope of Confidentiality and Non-Circumvention. It is not necessary that this Agreement reference specific transaction(s) in order to be effective with regards to confidentiality and non-circumvention since this Agreement is intended to be a continuing obligation between the Parties as to all Information communicated until notice of termination is acknowledged by the both of them.

16. Competitive or Similar Materials. Notwithstanding the foregoing, in no event shall either party be precluded from discussing, reviewing, developing for itself, having developed, or developing for third parties, materials, products or services that are competitive with the materials, products or services contemplated by or embodied in any Confidential Information, irrespective of their similarity to the Confidential Information, so long as such party complies with the terms of this Agreement. Nothing contained herein shall be construed as preventing any representative of the receiving Party who had access to Confidential Information from using that information retained as part of their general skill, knowledge, talent and expertise. Access to the disclosing Party’s Confidential Information shall not preclude an individual representative of the receiving Party who has seen or otherwise had access to such Confidential Information from working on current or future projects that relate to similar subject matters.

17. Public Relations. Except as permitted hereunder, or as required by law, neither Party shall make any press release or other disclosure of any kind regarding this Agreement, any discussions or negotiations relating thereto, or the Information or Proprietary Information, without the prior written consent of the other Party. Consultant acknowledges and agrees that all media disclosures and releases made by Consultant will include all required legal disclosures, including, without limitation, a statement disclosing that Consultant is a third party that has been paid for such disclosures and is in compliance with all regulatory requirements, including, without limitation, all requirements under the Securities Act and the Exchange Act. All such disclosures and releases shall be approved by the Company prior to its release or distribution.

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18. Indemnification.

a. The Company agrees to indemnify, defend, and hold harmless Consultant, its employees, directors, officers, agents, and affiliates (each such person, a “Consultant Indemnified Party”) “” from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (“Damages”), relating to or arising from:

i. an untrue statement of a material fact made by Company which Company knew was untrue or the intentional omission of a material fact by Company necessary to make a statement not misleading when it was made; or

ii. the Company’s material breach of any material terms of this Agreement hereunder; provided, however, that the Company will not be liable to any Consultant Indemnified Party hereunder to the extent that any Damages are caused by or arise out of the gross negligence or willful misconduct of such Consultant Indemnified Party; or

iii. any representations or warranty provided by Company, which are materially untrue and have caused a material adverse effect upon the Company.

b. Consultant hereby agrees to indemnify, defend and hold harmless the Company and its shareholders, directors, officers, employees and affiliates (each such person, a “Company Indemnified Party” and together with any “Consultant Indemnified Party”, an “Indemnified Party”) from and against any and all Damages ’relating to or arising from:

i. any breach of any representation or warranty on the part of Consultant under this Agreement, Consultant’s failure to perform the Advisory Services, or Consultant’s material breach of any material term of this Agreement; or

ii. any failure by Consultant to comply with any applicable laws, rules or regulations; or

iii. any third-party claims arising solely from Consultant’s actions or failure to act, except any action or failure to act by Consultant in accordance with Company’s express direct instructions.

c. These indemnification provisions shall be in addition to any liability which any Party may otherwise have to any Indemnified Party.

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d. Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company or Consultant, as the case may be, in writing of the receipt or commencement thereof and the Company or Consultant, as the case may be, shall have the right to assume the defense of such claim or action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel, provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party’s defense is unique or separate to it, as the case may be, as opposed to a defense pertaining to the Company or the Consultant. In any event, the Indemnified Party shall have the right to retain one counsel reasonably satisfactory to the Company or the Consultant, at the Indemnifying Party’s sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Indemnifying Party and its counsel in the defense of such claim or action. In the event that the Company or the Consultant, as the case may be, does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ one counsel to defend such claim or action. Any obligation pursuant to this Section shall survive the termination or expiration of the Agreement.

19. Termination. This Agreement may be terminated by the Company for any reason on prior to the Term if the Company serves written notice upon the Consultant of intent to terminate (the “Termination Notice”) as of a date specified in such notice (the “Effective Date of Termination”), provided that the Termination Notice is given after the Initial Term. This Agreement may not be terminated during the Initial Term.

20. Advisory Services Limitations. The Company acknowledges that:

a. Consultant has been retained solely to provide the Advisory Services set forth in this Agreement.

b. Consultant shall in all respects be deemed to act as an independent contractor and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided herein above is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

c. Any duties of Consultant arising out of its engagement hereunder shall be owed solely to the Company.

d. Consultant may perform certain of the services described herein through one or more of its affiliates.

e. Consultant has not and will not provide the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Consultant or its employees to the Company should be construed as such) and Consultant does not itself out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction.

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f. The Consultant, its employees and its affiliates have not and will not provide the Company with advice that analyzes the financial needs of the Company and has not and will not issue any recommendations about the design of financing methods that may achieve the goals of the Company. Company acknowledges that it has and will continue to diligently examine its own financial goals including through the independent analysis and opinions of other persons or entities, including professionals.

g. The Consultant, its employees and its affiliates have not and will not become involved in any negotiations with or discuss the details of any securities transaction with any Disclosed Party, including any broker, dealer or financial institution that may propose any terms for their engagement in any transaction that may involve the Company.

h. The Consultant, its employees and its affiliates have not and will not make any investment recommendations to the Company regarding any investments that the company may make in connection with any Disclosed Party, including any broker, dealer or financial institution with whom the Company may engage or consummate any transaction. Company acknowledges that it has and will continue to diligently examine any financial transaction in which it may engage including through the independent analysis and opinions of other persons or entities, including professionals.

21. Governing Laws. This Agreement shall be defined by and construed in accordance with the laws of the State of New York, United States of America. The parties agree that any suit, action or proceeding between the parties hereto arising out of relating in any manner to this Agreement shall be resolved by court of competent jurisdiction located in New York, New York, or such location as agreed by the Parties’. Each party hereby expressly waives trial by jury.

22. Required Disclosures. A receiving Party may disclose the Confidential Information if and to the extent that such disclosure is required by applicable law, legal process or court order, provided that the receiving Party uses reasonable efforts to limit the disclosure by means of a protective order or a request for confidential treatment and provides the disclosing Party prompt notice or any such legal demand or requirement and a reasonable opportunity to review the disclosure before it is made and to interpose its own objection to the disclosure. Notwithstanding the foregoing, the disclosing Party may have the right to interpose its own protective order to limit the disclosure.

23. Survival. Should any portion of this Agreement be deemed unlawful, the remainder of this Agreement shall be in full force as if that portion had not been included. The obligations set forth in Sections 6 through 18 of this Agreement will survive expiration or early termination of this Agreement.

24. No Waiver. The failure of any Party to enforce strict performance of this agreement or any one or more of its terms shall not be deemed or construed to be a waiver of any terms, conditions, rights, options, or remedies hereunder, and the same shall continue in full force and effect.

25. Successors Bound. This Agreement shall bind and inure to the benefit of the parties hereto and their permitted successors and permitted assigns. Neither Party may assign, transfer or convey this Agreement without the prior written consent of the other Party.

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26. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior or contemporaneous oral or written representation and warranties with regard to the subject matter hereof. The terms herein are supplemental to any contractual nondisclosure, non- circumvention or trade secret agreements between the Parties and in the event of a conflict with such an agreement, this Agreement shall control. This Agreement may not be modified unless it is made in writing and signed by both Parties.

27. Signatures. The signatures below indicate the intention of each Party, and authorization of their respective organizations, to be bound by the terms stated herein as of the date first set forth above The Parties warrant and represent that the person executing this Agreement is duly authorized to execute this Agreement and to bind the Party to the terms and conditions contained herein. This Agreement may be executed in counterparts, each of which shall be deemed an original, and of which together shall constitute one and the same instrument. This Agreement may be delivered by facsimile, email or electronic transmission, including by DocuSign or similar software, and such signatures shall be treated as original signatures for all applicable purposes.

Accepted by:		Accepted by:

COSMOS HOLDINGS, INC.

By:	/s/ Greg Siokas	By:
Name:	Greg Siokas	Name:
Title:	Chief Executive Officer	Title:

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Exhibit A - Scope of Services and Goals

1.	Introductions with the right persons or business entities that may provide financial and business development services;
2.	Introductions with the right persons or business entities that may provide accounting, financial and business development services;
3.	Securement and execution of financial services and business development;
4.	Introductions to partners in Media, Technologies & Marketing Services;
5.	General business advisory and business analysis of the Corporation’s proposed business plan with respect to the overall business of the corporation;
6.	Counseling in seeking new business strategies in marketing and selling Company products and services;
7.	Advice regarding aspects of the Company’s structure and marketing partnerships;
8.	Independent marketing contractor services;
9.	Business focus development;
10.	Acquisition location and advise on -completion and implementation of such acquisitions;
11.	Investor/ Broker relations;
12.	Corporate awareness program;
13.	Corporate capital structure planning, development, and introductions to funding thereof;
14.	Management and coordination of SEC reporting;
15.	Corporate Governance advice and design;
16.	Asset acquisition and financing thereof;
17.	Debt negotiation;
18.	Lease negotiation or renegotiation;
19.	Product due diligence, labeling, SKU;
20.	Management recruiting and employment negotiation; and
21.	SWOT studies and determination.

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